UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2012

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 29, 2012, Lantronix, Inc., a Delaware corporation (the “Company”) issued a press release setting forth the Company’s financial results for its fourth fiscal quarter and full year ended June 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

On August 23, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (“Lantronix”) approved participants for fiscal year 2013 under the Company’s Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is currently based upon semi-annual performance and is paid out, if at all, semi-annually. On August 23, 2012, the Committee also approved performance goals and a bonus formula for the first half of fiscal year 2013, which ends on December 31, 2012.

On August 23, 2012, the Committee designated Mr. Kurt Busch, Lantronix’ chief executive officer, and Jeremy Whitaker, Lantronix’ chief financial officer, as Bonus Plan participants for fiscal year 2013.   The Committee also designated other Lantronix employees who are not executive officers as Bonus Plan participants for fiscal year 2013.

For fiscal year 2013, the Committee approved two performance measures for the chief executive officer and the chief financial officer. These goals relate to Lantronix achieving certain levels of annual revenue and earnings before interest, taxes, depreciation, amortization, and share-based compensation (“Adjusted EBITDAS”). The goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS. In addition, the bonus payout is weighted 40% towards the first half of fiscal year 2013 and 60% for the second half of fiscal year 2013. The Committee expects to establish performance goals and a bonus formula for the second half of fiscal year 2013 in the first quarter of calendar year 2013.  The Committee expects to use the same or similar performance metrics for the chief executive officer and the chief financial officer in the second half of fiscal year 2013.

The target bonus payable under the Bonus Plan for fiscal year 2013 to Lantronix’ chief executive officer and chief financial officer is equal to 60% and 40%, respectively, of their respective annual base salaries.

The actual bonuses payable for fiscal year 2013, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which Adjusted EBITDAS is achieved.  Each of the Bonus Plan participants must remain an employee in good standing through the end of each half of fiscal year 2013 in order to be eligible for any bonus in respect of each half fiscal year.  The Bonus Plan payouts, if any, may be made in cash or in the form of fully-vested restricted stock units under the terms and conditions of the Company’s 2010 Stock Incentive Plan, or in some combination thereof, at the Committee’s discretion.

Item 7.01 Regulation FD Disclosure.

The slide presentation, attached hereto as Exhibit 99.2 and incorporated herein by reference, will be used by the Company in investor presentations, and other meetings with investors and analysts. A copy of the slides will be available for viewing and download from the investor relations section of the Company’s website at http://www.lantronix.com.

The information furnished under this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

2

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Press Release, dated August 29, 2012, reporting the Company’s financial results for the fourth quarter and full fiscal year ended June 30, 2012
99.2	Investor slide presentation dated August 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2012	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 29, 2012, reporting the Company’s financial results for the fourth quarter and full fiscal year ended June 30, 2012
99.2	Investor slide presentation dated August 2012.

4